UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Report: April 30, 2004


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)




EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I.  Second Quarter and Full Year 2004 Forecast

     The forecast items for the second quarter and full year 2004 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of this document. This forecast replaces and supersedes any previously issued guidance or forecast.

     Estimates are provided in the attached table, which is incorporated by reference herein.

II.  2004 Natural Gas and Crude Oil Financial Price Swap and
Natural Gas Financial Collar Contracts

     With the objective of enhancing the certainty of future revenues, from time to time EOG enters into NYMEX-related financial commodity price swap and collar contracts. EOG has not entered into any additional natural gas or crude oil financial price swap contracts or natural gas financial collar contracts since EOG filed its Current Report on Form 8-K on April 5, 2004, which provided an update of all such financial contracts as of that date. EOG accounts for these price swap and collar contracts using the mark-to-market accounting method.

III.  Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions
  $/Bbl    US Dollars per barrel
  $/Mcf    US Dollars per thousand cubic feet
  $/Mcfe   US Dollars per thousand cubic feet equivalent
  $MM      US Dollars in millions
  Mbd      Thousand barrels per day
  MM       Millions
  MMcfd    Million cubic feet per day
  NYMEX    New York Mercantile Exchange
  WTI      West Texas Intermediate

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 EOG RESOURCES, INC.
                                 (Registrant)



Date: April 30, 2004          By: /s/ TIMOTHY K. DRIGGERS
                                  Timothy K. Driggers
                                  Vice President and Chief
                                  Accounting Officer
                                  (Principal Accounting Officer)




                        Estimated Ranges
              (See text for additional information)

                                                   2Q 2004     Full Year 2004
Daily Production
  Natural Gas (MMcfd)
   US                                           615  -   640     630  -   658
   Canada                                       180  -   220     195  -   228
   Trinidad                                     150  -   170     160  -   180
   UK North Sea                                                    5  -    15
   Total                                        945  - 1,030     990  - 1,081

  Crude Oil (Mbd)
   US                                          18.4  -  21.0    18.0  -  20.0
   Canada                                       2.3  -   2.9     2.2  -   2.6
   Trinidad                                     2.5  -   3.2     2.4  -   3.4
   Total                                       23.2  -  27.1    22.6  -  26.0

  Natural Gas Liquids (Mbd)
   US                                           2.8  -   4.6     2.8  -   3.7
   Canada                                       0.5  -   1.0     0.5  -   0.9
   Total                                        3.3  -   5.6     3.3  -   4.6

Operating Costs
  Unit Costs ($/Mcfe)
   Lease and Well                             $0.56  - $0.60   $0.54  - $0.60
   Depreciation, Depletion and Amortization   $1.06  - $1.12   $1.04  - $1.12

Expenses ($MM)
  Exploration, Dry Hole and Impairment         45.0  -  60.0   210.0  - 245.0
  General and Administrative                   27.0  -  30.0   105.0  - 120.0
  Capitalized Interest                          1.8  -   2.2     7.5  -   8.5
  Net Interest                                 14.0  -  18.0    55.0  -  70.0

Taxes Other than Income (% of Revenue)          5.5  -   7.0     5.5  -   7.0
Taxes
  Effective Rate                                 32% -    36%     32% -    36%
  Deferred Ratio                                 55% -    80%     55% -    80%

Preferred Dividends ($MM)                       2.4  -   3.0    10.5  -  11.5

Average Shares Outstanding (MM) for
 Quarter ended March 31, 2004
  Basic                     115.6
  Diluted                   117.6

Capital Expenditures Excluding
 Acquisitions ($MM) - FY 2004                            Approximately  1,100

Pricing
  Natural Gas ($/Mcf)
   Differentials (include the effect
    of physical contracts)
     United States - below NYMEX Henry Hub    $0.27  - $0.37   $0.20  - $0.40
     Canada - below NYMEX Henry Hub           $0.65  - $1.00   $0.70  - $0.95

   Realizations
     Trinidad                                 $1.25  - $1.45   $1.25  - $1.50

  Crude Oil ($/Bbl)
   Differentials
     US - below WTI                           $0.85  - $1.25   $0.80  - $1.00
     Canada - below WTI                       $3.00  - $4.00   $2.50  - $4.00
     Trinidad - below WTI                     $3.75  - $4.25   $3.25  - $4.25